Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, AUGUST 8, 2017

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE SECOND QUARTER ENDED JUNE 30, 2017

Williamsburg, Virginia – August 8, 2017 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the second quarter ended June 30, 2017. The Company’s results include the following*:

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
	($ in thousands except per share data)		($ in thousands except per share data)
Total Revenue	$40,643	$41,825	$79,338	$79,635
Net income available to common stockholders	277	1,761	2,148	2,244

EBITDA	9,672	11,105	19,423	19,508
Hotel EBITDA	11,519	12,478	22,997	22,538

FFO	4,582	5,919	9,602	10,134
Adjusted FFO available to common stockholders	4,961	6,515	10,115	10,293

Net income per share available to common stockholders	$0.02	$0.12	$0.15	$0.15
FFO per share and unit	$0.29	$0.35	$0.61	$0.61
Adjusted FFO available to common holders per share and unit	$0.32	$0.39	$0.65	$0.62

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•

RevPAR.  Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the performance of the rooms participating in our rental program at the Hyde Resort & Residences, during the three-month period ending June 30, 2017, increased 1.4% over the three months ended June 30, 2016, to $110.67 driven by a 2.5% decrease in occupancy and a 4.0% increase in average daily rate (“ADR”). For the six-month period ending June 30, 2017, RevPAR increased 3.3% over the six months ended June 30, 2016, to $107.93 driven by a 0.4% decrease in occupancy and a 3.8% increase in ADR. For properties in the Company’s composite portfolio not impacted by renovation activity, RevPAR for the three-month period ended June 30, 2017 increased 4.1% driven by a 5.1% increase in ADR offset by a 1.0% decrease in occupancy.  For the same properties, RevPAR for the six-month period ended June 30, 2017 increased 7.5% driven by a 6.0% increase in ADR and a 1.4% increase in occupancy.

•

Common Dividends. As previously reported on July 25, 2017, the Company announced its quarterly dividend (distribution) on its common stock (and units) at $0.11 per share (and unit) to be paid on October 11, 2017 to stockholders (and unitholders) of record as of September 15, 2017.

•

Hotel EBITDA. The Company generated hotel EBITDA of approximately $11.5 million during the three-month period ending June 30, 2017, a decrease of 7.7%, or approximately $1.0 million, from the three months ended June 30, 2016.  For the six-month period ending June 30, 2017, hotel EBITDA increased 2.0%, or approximately $0.5 million, over the six months ended June 30, 2016.

•

EBITDA. The Company generated EBITDA of approximately $9.7 million during the three-month period ending June 30, 2017, a decrease of 12.9% or approximately $1.4 million compared to the three months ended June 30, 2016. For the six-month period ending June 30, 2017, EBITDA decreased 0.4% or approximately $0.1 million from the six months ended June 30, 2016.

•

Adjusted FFO. For the three-month period ending June 30, 2017, adjusted FFO decreased 23.8% or approximately $1.6 million from the three months ended June 30, 2016.  For the six-month period ending June 30, 2017, adjusted FFO decreased 1.7% or approximately $0.2 million over the six months ended June 30, 2016.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “We experienced a slower than expected second quarter as the impact from three hotel renovations and flat market conditions impaired our performance.  After a strong first quarter, our year-to-date performance for the first half of 2017 is on plan and consistent with our guidance.”

Balance Sheet/Liquidity

At June 30, 2017, the Company had approximately $39.1 million of available cash and cash equivalents, of which approximately $4.6 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $321.7 million in outstanding debt at a weighted average interest rate of approximately 4.79%.

Portfolio Update

On June 1, 2017, we entered into an agreement to purchase the commercial unit of the planned Hyde Beach House Resort & Residences, a condominium hotel under development in Hollywood, Florida, for a price of $5.10 million from 4000 South Ocean Property Owner, LLLP.  In connection with the agreement, we also entered into a pre-opening services agreement whereby the seller has agreed to pay the Company $0.75 million in connection with certain pre-opening activities to be undertaken prior to the closing.  The Company has agreed to purchase inventories at closing consistent with the management and operation of the hotel and the related condominium association for an additional amount and has further agreed to enter into a lease agreement for the parking garage and poolside cabanas associated with the hotel; and to enter into a management agreement relating to the operation and management of the hotel’s condominium association.  The Company anticipates that the closing of the transaction under the agreement and the execution of related agreements will take place in the second quarter of 2019, once construction of the hotel has been substantially completed.  The closing of the transaction is subject to various closing conditions as described in the purchase agreement.

At the Company’s hotel in Wilmington, North Carolina, renovations of the guestrooms and public spaces totaling an estimated $8.5 million are underway.  As of June 30, 2017, the Company had incurred costs totaling approximately $4.0 million toward this renovation.  Renovations are expected to be complete in March 2018.

At the Company’s hotel in Savannah, Georgia, renovations of the guestrooms and public spaces totaling an estimated $9.4 million are nearing completion.  As of June 30, 2017, the Company had incurred costs totaling approximately $8.5 million toward this renovation.  Renovations are expected to be complete in August 2017.

On July 31, 2017, the Company rebranded the Hilton Savannah DeSoto to The DeSoto.

At the Company’s hotel in Hollywood, Florida the Company previously announced that it has entered into a 10-year franchise agreement with Hilton Worldwide to rebrand its Hollywood, Florida hotel as the DoubleTree Resort by Hilton Hollywood Beach. The Company is currently making renovations of the guestrooms and public spaces totaling an estimated $7.0 million. As of June 30, 2017, the Company had incurred costs totaling approximately $4.0 million toward this renovation.  The conversion is expected to take place on or before October 31, 2017.

2017 Outlook

The Company is updating its previously issued guidance for 2017, accounting for current and expected performance within its portfolio, taking into account market conditions, impact of renovations at the Company’s hotels in Savannah, Wilmington, and Hollywood, refinance of the DoubleTree by Hilton Jacksonville Riverfront, and ramp-up at the Hyde Resort & Residences.  The guidance is predicated on estimates of occupancy and ADR that are consistent with the most recent 2017 calendar year forecasts by Smith Travel Research for the market segments in which the Company operates.

The table below reflects the Company’s projections, within a range, of various financial measures for 2017, in thousands of dollars, except per share and RevPAR data:

	Prior 2017 Guidance		Revised 2017 Guidance
	Low Range	High Range	Low Range	High Range

Total revenue	$156,016	$158,494	$152,655	$156,504
Net income available to common stockholders	5,335	6,111	4,345	5,396

EBITDA	35,375	36,336	34,710	35,961
Hotel EBITDA	41,575	42,436	41,335	42,536

FFO	17,115	17,891	16,125	17,176
Adjusted FFO available to common stockholders	16,265	17,541	15,955	17,206

Net income per share available to common stockholders	$0.13	$0.18	$0.07	$0.14
FFO per share and unit	$1.07	$1.12	$1.03	$1.10
Adjusted FFO available to common holders per share and unit	$1.02	$1.10	$1.02	$1.10
Rev PAR	$103.04	$103.25	$101.09	$102.11
Hotel EBITDA margin	26.6%	26.8%	27.1%	27.2%

Earnings Call/Webcast

The Company will conduct its second quarter 2017 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, August 8, 2017. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on August 8, 2017 through August 7, 2018. To access the rebroadcast, dial 877-344-7529 and enter conference number 10110236.  A replay of the call also will be available on the Internet at www.sotherlyhotels.com until August 7, 2018.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in eleven hotel properties, comprising 2,838 rooms, and an interest in the Hyde Resort & Residences, a luxury condo hotel. Most of the Company’s properties operate under the Hilton Worldwide, InterContinental Hotels Group and Marriott International, Inc. brands. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; the availability and terms of financing and capital and the general volatility of the securities markets; the Company’s intent to repurchase shares from time to time; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Investment in hotel properties, net	$357,466,632	$348,593,912
Investment in hotel properties held for sale, net	-	5,333,000
Cash and cash equivalents	34,438,950	31,766,775
Restricted cash	4,617,495	4,596,145
Accounts receivable, net	3,287,118	4,127,748
Accounts receivable - affiliate	563,905	4,175
Prepaid expenses, inventory and other assets	5,927,753	4,648,469
Deferred income taxes	6,691,344	6,949,340
TOTAL ASSETS	$412,993,197	$406,019,564
LIABILITIES
Mortgage loans, net	$294,437,781	$282,708,289
Unsecured notes, net	24,476,728	24,308,713
Accounts payable and accrued liabilities	13,468,659	12,970,960
Advance deposits	2,270,227	2,315,787
Dividends and distributions payable	2,442,283	2,376,527
TOTAL LIABILITIES	$337,095,678	$324,680,276
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
8% Series B cumulative redeemable perpetual preferred stock, par value $0.01, 11,000,000 shares authorized, liquidation preference $25 per share, 1,610,000 shares issued and outstanding at June 30, 2017 and December 31, 2016	16,100	16,100
Common stock, par value $0.01, 49,000,000 shares authorized, 13,815,035 shares and 14,468,551 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	138,150	144,685
Additional paid-in capital	118,497,398	118,395,082
Unearned ESOP shares	(4,753,453)	—
Distributions in excess of retained earnings	(40,229,144)	(39,545,754)
Total Sotherly Hotels Inc. stockholders’ equity	73,669,051	79,010,113
Noncontrolling interest	2,228,468	2,329,175
TOTAL EQUITY	75,897,519	81,339,288
TOTAL LIABILITIES AND EQUITY	$412,993,197	$406,019,564

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

REVENUE
Rooms department	$28,906,872	$29,909,287	$56,273,506	$57,231,700
Food and beverage department	8,583,358	9,578,410	16,907,117	17,828,089
Other operating departments	3,152,402	2,337,257	6,156,895	4,575,309
Total revenue	40,642,632	41,824,954	79,337,518	79,635,098
EXPENSES
Hotel operating expenses
Rooms department	6,743,788	7,599,209	13,426,067	14,679,842
Food and beverage department	6,151,495	6,490,681	11,879,968	12,430,542
Other operating departments	623,530	644,430	1,223,550	1,238,399
Indirect	15,605,262	14,613,064	29,810,493	28,748,658
Total hotel operating expenses	29,124,075	29,347,384	56,340,078	57,097,441
Depreciation and amortization	4,219,712	3,801,478	8,280,809	7,470,115
Corporate general and administrative	1,834,930	1,356,754	3,547,012	2,964,048
Total operating expenses	35,178,717	34,505,616	68,167,899	67,531,604
NET OPERATING INCOME	5,463,915	7,319,338	11,169,619	12,103,494
Other income (expense)
Interest expense	(3,874,076)	(4,613,165)	(7,687,793)	(9,245,797)
Interest income	13,294	10,207	72,925	19,038
Loss on early debt extinguishment	(228,087)	(70,293)	(228,087)	(70,293)
Unrealized loss on hedging activities	(11,261)	(15,517)	(27,206)	(66,074)
Gain (loss) on disposal of assets	(51,507)	(140,193)	48,900	(140,193)
Gain on involuntary conversion of assets	—	—	1,041,815	—
Net income before income taxes	1,312,278	2,490,377	4,390,173	2,600,175
Income tax provision	(196,483)	(512,827)	(368,420)	(76,747)
Net income	1,115,795	1,977,550	4,021,753	2,523,428
Less: Net income attributable to the noncontrolling interest	(33,869)	(216,444)	(263,811)	(279,223)
Net income attributable to the Company	1,081,926	1,761,106	3,757,942	2,244,205
Distributions to preferred stockholders	(805,000)	—	(1,610,000)	-
Net income available to common stockholders	$276,926	$1,761,106	$2,147,942	$2,244,205
Net income per share available to common stockholders
Basic	$0.02	$0.12	$0.15	$0.15
Diluted	$0.02	$0.12	$0.15	$0.15
Weighted average number of common shares outstanding
Basic	13,813,168	14,949,651	13,898,910	14,871,281
Diluted	13,815,035	14,949,651	13,908,359	14,871,281

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and six months ended June 30, 2017 and 2016, respectively, for the Company’s wholly-owned properties (“actual” portfolio metrics), as well as the eleven wholly-owned properties in the portfolio that were under the Company’s control during the three and six months ended June 30, 2017 and the corresponding periods in 2016 (“same-store” portfolio metrics). Accordingly, the same-store data does not reflect the performance of the Crowne Plaza Hampton Marina which was sold in February 2017, or our interest in the Hyde Resort & Residences which was acquired on January 30, 2017.  The composite portfolio metrics represent all of the Company’s wholly-owned properties and the participating condominium hotel rooms at the Hyde Resort & Residences during the three and six months ended June 30, 2017 and the corresponding periods in 2016.

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Actual Portfolio Metrics
Occupancy %	76.5%	76.0%	73.3%	72.3%
ADR	$146.32	$143.65	$147.65	$144.47
RevPAR	$111.93	$109.16	$108.20	$104.44
Same-Store Portfolio Metrics
Occupancy %	76.5%	76.6%	73.8%	73.3%
ADR	$146.32	$145.62	$148.02	$146.71
RevPAR	$111.93	$111.56	$109.18	$107.50
Composite Portfolio Metrics
Occupancy %	74.1%	76.0%	72.0%	72.3%
ADR	$149.39	$143.65	$149.99	$144.47
RevPAR	$110.67	$109.16	$107.93	$104.44

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and six months ended June 30, 2017, 2016 and 2015, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q2 2017	Q2 2016	Q2 2015
	YTD	YTD	YTD
Crowne Plaza Hampton Marina (1) Hampton, Virginia	N/A	65.8%	62.2%
	35.4%	56.3%	51.5%
Crowne Plaza Hollywood Beach Resort (2)(3) Hollywood, Florida	76.0%	78.0%	82.0%
	79.5%	83.3%	84.7%
Crowne Plaza Tampa Westshore Tampa, Florida	80.0%	79.9%	75.4%
	82.9%	81.8%	78.9%
The DeSoto (3) Savannah, Georgia	75.1%	77.8%	85.9%
	71.0%	76.2%	80.1%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	80.9%	81.7%	68.5%
	80.9%	79.3%	69.4%
DoubleTree by Hilton Laurel Laurel, Maryland	82.9%	80.0%	59.5%
	66.6%	62.3%	53.5%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	83.3%	85.6%	84.4%
	76.2%	79.3%	82.2%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	78.6%	75.4%	78.2%
	76.4%	72.4%	74.5%
The Georgian Terrace Atlanta, Georgia	71.6%	74.3%	74.6%
	73.1%	72.3%	71.3%
Hilton Wilmington Riverside (3) Wilmington, North Carolina	77.5%	83.2%	80.7%
	70.8%	70.9%	70.5%
Sheraton Louisville Riverside Jeffersonville, Indiana	75.6%	75.1%	77.7%
	66.6%	63.1%	70.0%
The Whitehall Houston, Texas	60.8%	48.9%	74.6%
	63.1%	56.9%	77.3%
Hyde Resort & Residences (4) Hollywood Beach, Florida	30.6%	N/A	N/A
	32.1%	N/A	N/A
All properties weighted average (1) (2)	74.1%	76.0%	76.0%
	72.0%	72.3%	73.2%

1	Includes only the period of ownership for the Crowne Plaza Hampton Marina up to February 7, 2017.
2	Includes periods of partial ownership.

3	Property undergoing renovation during the current quarter.
4	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

ADR

	Q2 2017	Q2 2016	Q2 2015
	YTD	YTD	YTD
Crowne Plaza Hampton Marina (1) Hampton, Virginia	N/A	$106.02	$100.59
	$84.95	$96.44	$93.38
Crowne Plaza Hollywood Beach Resort (2)(3) Hollywood, Florida	$156.52	$164.60	$161.28
	$187.73	$194.85	$199.69
Crowne Plaza Tampa Westshore Tampa, Florida	$113.24	$112.51	$110.52
	$125.44	$121.92	$116.74
The DeSoto (3) Savannah, Georgia	$169.35	$166.42	$164.69
	$165.93	$161.98	$158.92
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$131.32	$123.12	$107.21
	$131.74	$122.79	$106.63
DoubleTree by Hilton Laurel Laurel, Maryland	$109.15	$108.41	$102.22
	$110.70	$105.43	$95.83
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$149.11	$153.11	$153.70
	$136.00	$138.73	$136.21
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$135.52	$136.50	$133.01
	$135.55	$135.72	$130.83
The Georgian Terrace Atlanta, Georgia	$170.10	$156.95	$148.45
	$170.72	$158.69	$154.92
Hilton Wilmington Riverside (3) Wilmington, North Carolina	$164.67	$158.03	$147.10
	$147.57	$145.67	$136.54
Sheraton Louisville Riverside Jeffersonville, Indiana	$156.41	$160.36	$234.72
	$141.25	$152.57	$194.24
The Whitehall Houston, Texas	$141.37	$149.63	$142.20
	$151.59	$149.50	$144.54
Hyde Resort & Residences (4) Hollywood Beach, Florida	$288.14	N/A	N/A
	$311.05	N/A	N/A
All properties weighted average (1) (2)	$149.39	$143.65	$142.45
	$149.99	$144.47	$140.96

1	Includes only the period of ownership for the Crowne Plaza Hampton Marina up to February 7, 2017.
2	Includes periods of partial ownership.
3	Property undergoing renovation during the current quarter.
4	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

RevPAR

	Q2 2017	Q2 2016	Q2 2015
	YTD	YTD	YTD
Crowne Plaza Hampton Marina (1) Hampton, Virginia	N/A	$69.80	$62.54
	$30.03	$54.26	$48.11
Crowne Plaza Hollywood Beach Resort (2)(3) Hollywood, Florida	$118.91	$128.35	$133.54
	$149.19	$162.23	$169.15
Crowne Plaza Tampa Westshore Tampa, Florida	$90.62	$89.94	$83.29
	$103.95	$99.76	$92.07
The DeSoto (3) Savannah, Georgia	$127.15	$129.52	$141.46
	$117.77	$123.40	$127.28
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$106.27	$100.54	$73.46
	$106.60	$97.31	$73.95
DoubleTree by Hilton Laurel Laurel, Maryland	$90.49	$86.77	$60.86
	$73.75	$65.65	$51.29
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$124.14	$131.01	$129.71
	$103.63	$110.06	$111.97
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$106.49	$102.86	$104.03
	$103.57	$98.23	$97.53
The Georgian Terrace Atlanta, Georgia	$121.86	$116.66	$110.80
	$124.80	$114.70	$110.44
Hilton Wilmington Riverside (3) Wilmington, North Carolina	$127.64	$131.56	$118.76
	$104.53	$103.35	$96.31
Sheraton Louisville Riverside Jeffersonville, Indiana	$118.23	$120.41	$182.33
	$94.05	$96.30	$135.91
The Whitehall Houston, Texas	$86.01	$73.17	$106.09
	$95.73	$85.01	$111.71
Hyde Resort & Residences (4) Hollywood Beach, Florida	$88.06	N/A	N/A
	$99.71	N/A	N/A
All properties weighted average (1) (2)	$110.67	$109.16	$110.01
	$107.93	$104.44	$105.02

1	Includes only the period of ownership for the Crowne Plaza Hampton Marina up to February 7, 2017.
2	Includes periods of partial ownership.
3	Property undergoing renovation during the current quarter.
4	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income available to common stockholders	$276,926	$1,761,106	$2,147,942	$2,244,205
Add: Net income attributable to noncontrolling interest	33,869	216,444	263,811	279,223
Depreciation and amortization	4,219,712	3,801,478	8,280,809	7,470,115
Gain on involuntary conversion of assets	—	—	(1,041,815)	—
Loss (gain) on disposal of assets	51,507	140,193	(48,900)	140,193
FFO	$4,582,014	$5,919,221	$9,601,847	$10,133,736
Decrease (increase) in deferred income taxes	139,946	479,854	257,996	(7,615)
Loss on early debt extinguishment	228,087	70,293	228,087	70,293
Loan modification fees	—	30,235	—	30,235
Unrealized loss on hedging activities	11,261	15,517	27,206	66,074
Adjusted FFO available to common stockholders	$4,961,308	$6,515,120	$10,115,136	$10,292,723

Weighted average number of shares outstanding, basic	13,813,168	14,949,651	13,898,910	14,871,281

Weighted average number of non-controlling units	1,778,140	1,778,140	1,778,140	1,850,136

Weighted average number of shares and units outstanding, basic	15,591,308	16,727,791	15,677,050	16,721,417

FFO per share and unit	$0.29	$0.35	$0.61	$0.61

Adjusted FFO per share and unit	$0.32	$0.39	$0.65	$0.62

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income available to common stockholders	$276,926	$1,761,106	$2,147,942	$2,244,205
Add: Net income attributable to noncontrolling interest	33,869	216,444	263,811	279,223
Interest expense	3,874,076	4,613,165	7,687,793	9,245,797
Interest income	(13,294)	(10,207)	(72,925)	(19,038)
Income tax provision	196,483	512,827	368,420	76,747
Depreciation and amortization	4,219,712	3,801,478	8,280,809	7,470,115
Loss on early debt extinguishment	228,087	70,293	228,087	70,293
Loss (gain) on disposal of assets	51,507	140,193	(48,900)	140,193
Gain on involuntary conversion of assets	—	—	(1,041,815)	—
Distributions to preferred stockholders	805,000	—	1,610,000	—
EBITDA	9,672,366	11,105,299	19,423,222	19,507,535
Corporate general and administrative	1,834,930	1,356,754	3,547,012	2,964,048
Unrealized loss on hedging activities	11,261	15,517	27,206	66,074
Hotel EBITDA	$11,518,557	$12,477,570	$22,997,440	$22,537,657

Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents adjusted FFO, including adjusted FFO per share and unit, which adjusts for certain additional items including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, change in control gains or losses and acquisition transaction costs. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of Adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines Hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) equity in the income or loss of equity investees, (5) unrealized gains and losses on derivative instruments not included in other comprehensive income, (6) gains and losses on disposal of assets, (7) realized gains and losses on investments, (8) impairment of long-lived assets or investments, (9) loss on early debt extinguishment, (10) gains or losses on change in control, (11) corporate general and administrative expense, (12) depreciation and amortization, (13) gains and losses on involuntary conversions of assets and (14) other operating revenue not related to our wholly-owned portfolio.  We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control.  We believe Hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.